EXHIBIT 99.1

Krispy Kreme reports fourth quarter and full year 2023 financial results
Fourth quarter Net Revenue growth of 11.4% with Organic Revenue growth of 13.2%
GAAP Net Income of $1.9 million and Adjusted EBITDA margin improvement of 40 basis points
Introduces 2024 guidance

CHARLOTTE, NC (February 13, 2024) – Krispy Kreme, Inc. (NASDAQ: DNUT) (“Krispy Kreme”, “KKI”, or the “Company”) today reported financial results for the fourth quarter and full year ended December 31, 2023.
Fourth Quarter Highlights (vs Q4 2022)
•Net revenue grew 11.4% to $450.9 million
•Organic revenue grew 13.2% to $446.0 million
•GAAP net income of $1.9 million
•GAAP net income attributable to KKI of $2.6 million
•Adjusted EBITDA increased 14.7% to $64.1 million
•Adjusted EBITDA margins improved 40 basis points to 14.2%
•Global Points of Access increased 2,310, or 19.5% to 14,147

“We reported strong double-digit fourth quarter and full-year organic revenue growth in excess of our guide,” said Josh Charlesworth, CEO. “Our growth was driven by strong consumer demand in all sales channels and increased access to our fresh doughnuts around the world. We improved profitability as we grew, showing the productivity benefits of our unique Hub and Spoke operating model.”

Josh continued, “Moving forward, we are modernizing the making and moving of doughnuts to ensure high quality, profitable growth. We are largely supplying expansion from existing capacity whilst making selective investments in geographies which have limited access to Krispy Kreme. This reflects our confidence in further scaling the Delivered Fresh Daily network in new channels, including Quick Service Restaurants. I look forward to us building a bigger and better Krispy Kreme.”

Financial Highlights	Quarter Ended			Fiscal Years Ended
$ in millions, except per share data	December 31, 2023	January 1, 2023	Change	December 31, 2023	January 1, 2023	Change
GAAP:
Net revenue	$450.9	$404.6	11.4%	$1,686.1	$1,529.9	10.2%
Operating (loss)/income	$(5.3)	$5.2	nm	$13.1	$29.0	(54.6)%
Operating (loss)/income margin	(1.2)%	1.3%	(250) bps	0.8%	1.9%	(110) bps
Net income/(loss)	$1.9	$(1.0)	nm	$(36.6)	$(8.8)	nm
Net income/(loss) attributable to KKI	$2.6	$(2.7)	nm	$(37.9)	$(15.6)	nm
Diluted income/(loss) per share	$0.02	$(0.02)	$0.04	$(0.23)	$(0.10)	$(0.13)

Non-GAAP:
Organic revenue(1)	$446.0	$394.0	13.2%	$1,675.6	$1,494.0	12.2%
Adjusted net income, diluted(1)	$15.1	$18.6	(18.8)%	$46.2	$49.6	(6.9)%
Adjusted EBITDA(1)	$64.1	$55.9	14.7%	$211.6	$190.7	11.0%
Adjusted EBITDA margin(1)	14.2%	13.8%	40 bps	12.6%	12.5%	10 bps
Adjusted diluted EPS(1)	$0.09	$0.11	$(0.02)	$0.27	$0.29	$(0.02)
Notes:
(1)Non-GAAP figures – please refer to Reconciliation of Non-GAAP Financial Measures.

Key Operating Metrics	Fiscal Years Ended
$ in millions	December 31, 2023	January 1, 2023	Change
Global Points of Access	14,147	11,837	19.5%
Sales per Hub (U.S.) TTM	$4.9	$4.5	8.9%
Sales per Hub (International) TTM	$10.0	$10.1	(1.0)%
Ecommerce as a Percent of Retail Sales	19.3%	18.0%	130 bps
Fourth Quarter 2023 Consolidated Results (vs Q4 2022)
Krispy Kreme’s fourth quarter results reflect continued year-over-year growth as compared to the fourth quarter of 2022. Net revenue grew 11.4% to $450.9 million, compared to $404.6 million. GAAP net income was $1.9 million, compared to a loss in the prior year of $1.0 million. GAAP Diluted EPS was $0.02, an improvement of $0.04 from the same quarter last year.
Total company organic revenue grew 13.2%, driven by high impact global brand activations and seasonal offerings, increased Points of Access and premiumization efforts. Ecommerce as a percent of retail sales increased 130 basis points to 19.3% of sales.
Adjusted EBITDA in the quarter grew 14.7% to $64.1 million, with Adjusted EBITDA margins expanding 40 basis points to 14.2%. Adjusted Net Income, diluted declined 18.8% to $15.1 million in the quarter. Adjusted Diluted EPS declined $0.02 to $0.09 from $0.11 in the same quarter last year, due to increased depreciation and amortization, as we expanded availability of our doughnuts and Insomnia Cookies globally.
Full Year 2023 Consolidated Results (vs FY 2022)
Krispy Kreme’s full year results reflect continued growth, as net revenue grew 10.2% to $1.7 billion in 2023, compared to $1.5 billion in the prior year. GAAP net loss was $36.6 million, compared to a loss of $8.8 million. GAAP Diluted Loss per Share was $0.23 compared to a loss of $0.10.
Total company organic revenue grew 12.2% for the year, driven by strong marketing activations, POA growth, and pricing actions. Adjusted EBITDA grew 11.0% to $211.6 million. Adjusted Net Income, diluted declined to $46.2 million from $49.6 million in the prior period. Adjusted diluted EPS declined $0.02 to $0.27 from $0.29 in the prior year, due to increased depreciation and amortization, as we invested in our global expansion, including Insomnia Cookies’ international development, as well as higher tax rates as a greater portion of earnings came from higher tax rate jurisdictions.
Diluted weighted average common shares outstanding for the full year 2023 were 170.5 million, compared to 169.5 million for the full year 2022.
Fourth Quarter 2023 Segment Results (vs Q4 2022)
U.S.: In the U.S. segment, net revenue grew $25.2 million, or 9.3% with organic revenue growth of 13.7%. Organic revenue growth was driven by successful marketing activations including specialty offerings and seasonal events, the continued expansion of our DFD strategy, and 16.3% organic growth at Insomnia Cookies. Sales per hub in the U.S. increased 8.9% to $4.9 million and DFD average sales per door per week increased 8.0% to $665, driven by continued premiumization efforts and a significant increase in DFD door count year over year. Ecommerce as a percentage of U.S. Fresh retail doughnut sales increased 320 basis points to 15.9%.
U.S. Adjusted EBITDA increased 19.4% to $42.1 million with Adjusted EBITDA margin expansion of 120 basis points to 14.2%, driven by the productivity benefits of our hub and spoke model, labor optimization, and waste mitigation.
International: In the International segment, net revenue grew $14.1 million, or 15.2%. International organic revenue grew 9.0%, driven by POA growth of 686, or nearly 20%, and continued premiumization efforts.
International Adjusted EBITDA grew 7.8% to $22.1 million with adjusted EBITDA margin declining approximately 140 basis points, as strength in Australia was offset by lower volume in the U.K. leading to deleveraging throughout the statement of operations.
Market Development: In the Market Development segment, net revenue grew $7.0 million, or 17.2%. Organic growth in the segment was 19.2%, driven by strong organic growth in Canada and our International Franchise businesses, led by Turkey, South Korea, and the Philippines. Additionally, Krispy Kreme opened in both France and Ecuador during the quarter.
Market Development Adjusted EBITDA grew 21.1% to $16.9 million. Adjusted EBITDA margins expanded 120 basis points to 35.4%, driven by the expansion of our hub and spoke model in Japan and Canada.

Balance Sheet and Capital Expenditures
During the fourth quarter 2023, the Company invested $32.8 million in capital expenditures, driven primarily by investments in the growth of our Hub and Spoke model alongside selective remodeling activity and investments in information technology capabilities. For the full year 2023, capital expenditures as a percentage of revenue were 7.2%.
In 2023, the Company generated operating cash flow of $45.5 million, while reducing the use of vendor finance programs by $81.7 million.
As of December 31, 2023 the Company has total available liquidity of $197.2 million, including $38.2 million of cash and cash equivalents as well as undrawn capacity of roughly $159.0 million under available credit facilities. In 2023, the Company extended maturities of its primary debt facility to 2028 and as of December 31, 2023 has a net debt of $857.4 million.
2024 Financial Outlook
Krispy Kreme issues the following guidance for the full year 2024 (vs FY2023)
•Net Revenue growth of +5% to +7%
•Organic Revenue growth of +6% to +8%
•Adjusted EBITDA growth of +8% to +11%
•Adjusted Diluted EPS of $0.27 to $0.31
•Income Tax rate between 26% and 28%
•Capital Expenditures of 7% to 8% of net revenue
•Interest Expense, net of $55 million to $65 million
The above guidance assumes nominal impact from foreign exchange. The Company continues to expect to reduce its net leverage in 2024, as we make progress towards our 2026 goal of approximately 2.0x to 2.5x net leverage.
On October 3, 2023, the Company announced it is exploring strategic alternatives for Insomnia Cookies. Guidance for the full year 2024 includes operations from Insomnia Cookies.
Definitions
The following definitions apply to terms used throughout this press release:
•Global Points of Access: Reflects all locations at which fresh doughnuts or cookies can be purchased. We define global points of access to include all Hot Light Theater Shops, Fresh Shops, Carts and Food Trucks, DFD Doors and Cookie Shops, at both Company-owned and franchise locations as of the end of the respective reporting period. We monitor global points of access as a metric that informs the growth of our omni-channel presence over time and believe this metric is useful to investors to understand our footprint in each of our segments.
•Hubs: Reflects locations where fresh doughnuts are produced and processed for sale at any point of access. We define Hubs to include self-sustaining Hot Light Theater Shops and Doughnut Factories, at both Company-owned and franchise locations as of the end of the respective reporting period.
•Sales Per Hub: Sales per Hub equals Fresh Revenues from Hubs with Spokes, divided by the average number of Hubs with Spokes at the end of the five most recent quarters.
•Fresh Revenues from Hubs with Spokes: Fresh Revenues include product sales generated from our Doughnut Shop business (including ecommerce and delivery), as well as DFD sales, but excluding sales from Branded Sweet Treats. It also excludes all Insomnia Cookies revenues as the measure is focused on the Krispy Kreme business. Fresh Revenues from Hubs with Spokes equals the Fresh Revenues derived from those Hubs currently producing product for other shops, Carts and Food Trucks, and/or DFD doors, but excluding Fresh Revenues derived from those Hubs not currently producing product for other shops, Carts and Food Trucks, and/or DFD doors.
•Free Cash Flow: Defined as cash provided by operating activities less purchases of property and equipment.
Conference Call
Krispy Kreme will host a public conference call at 8:30 AM Eastern Time today to discuss its results for the fourth quarter of 2023. The conference call can be accessed by dialing 1 (800) 599-5188 and entering the conference ID 5487868. International participants can access the call via the corresponding number listed HERE and entering the conference ID 5487868. To listen to the live audio webcast and Q&A, visit the Krispy Kreme investor relations website at investors.krispykreme.com. A replay and transcript of the webcast will be available on the website within 24 hours after the call. Krispy Kreme’s earnings press release and related materials will also be available on the investor relations section of the Company’s website.
Investor Relations
Stephanie Daukus
ir@krispykreme.com
Financial Media
Edelman Smithfield for Krispy Kreme, Inc.
Ashley Firlan & Ashna Vasa
KrispyKremeIR@edelman.com
About Krispy Kreme
Headquartered in Charlotte, N.C., Krispy Kreme is one of the most beloved and well-known sweet treat brands in the world. Our iconic Original Glazed® doughnut is universally recognized for its hot-off-the-line, melt-in-your-mouth experience. Krispy Kreme operates in 39 countries through its unique network of fresh doughnut shops, partnerships with leading retailers, and a rapidly growing Ecommerce and delivery business with more than 14,000 fresh points of access. Our purpose of touching and enhancing lives through the joy that is Krispy Kreme guides how we operate every day and is reflected in the love we have for our people, our communities and the planet. Connect with Krispy Kreme Doughnuts at www.KrispyKreme.com, or on one of its many social media channels, including www.Facebook.com/KrispyKreme and www.Twitter.com/KrispyKreme.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties. The words “continue,” “towards,” “expect,” “outlook,” “guidance,” “explore,” or similar words, or the negative of these words, identify forward-looking statements. Such forward-looking statements are based on certain assumptions and estimates that we consider reasonable but are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial conditions, business, prospects, growth strategy and liquidity. Accordingly, there are, or will be, important factors that could cause our actual results to differ materially from those indicated in these statements. The inclusion of this forward-looking information should not be regarded as a representation by us that the future plans, estimates or expectations contemplated by us will be achieved. Our actual results could differ materially from the forward-looking statements included herein. Factors that could cause actual results to differ from those expressed in forward-looking statements include, without limitation, the risks and uncertainties described under the headings “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in our Annual Report on Form 10-K for the year ended January 1, 2023, filed by us with the Securities and Exchange Commission (“SEC”) and described in the other filings we make from time to time with the SEC. We believe that these factors include, but are not limited to, the impact of pandemics, changes in consumer preferences, the impact of inflation, and our ability to execute on our omni-channel business strategy. These forward-looking statements are made only as of the date of this document, and we do not undertake any obligation, other than as may be required by applicable law, to update or revise any forward-looking or cautionary statement to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, or changes in future operating results over time or otherwise.
Non-GAAP Measures
This press release includes certain non-GAAP financial measures including organic revenue growth, Adjusted EBITDA, Adjusted Net Income, Diluted, Adjusted Diluted EPS, Fresh Revenue from Hubs with Spokes and Sales per Hub, which differ from results using U.S. Generally Accepted Accounting Principles (“GAAP”). These non-GAAP financial measures are not universally consistent calculations, limiting their usefulness as comparative measures. Other companies may calculate similarly titled financial measures differently than we do or may not calculate them at all. Additionally, these non-GAAP financial measures are not measurements of financial performance under GAAP. In order to facilitate a clear understanding of our consolidated historical operating results, you should examine our non-GAAP financial measures in conjunction with our historical consolidated financial statements and notes thereto filed with the SEC.
To the extent that the Company provides guidance, it does so only on a non-GAAP basis. The Company does not provide reconciliations of such forward-looking non-GAAP measures to GAAP due to the inability to predict the amount and timing of impacts outside of the Company’s control on certain items, such as net income and other charges reflected in our reconciliation of historic numbers, the amount of which, based on historical experience, could be significant.

Krispy Kreme, Inc.
Consolidated Statements of Operations
(in thousands, except per share amounts)

	Fiscal Years Ended
	December 31, 2023 (52 weeks)	January 1, 2023 (52 weeks)	January 2, 2022 (52 weeks)
	(unaudited)
Net revenues
Product sales	$1,651,166	$1,497,882	$1,353,466
Royalties and other revenues	34,938	32,016	30,925
Total net revenues	1,686,104	1,529,898	1,384,391
Product and distribution costs	443,243	406,227	354,093
Operating expenses	776,589	704,287	630,239
Selling, general and administrative expense	266,863	223,198	222,394
Marketing expenses	45,872	42,566	39,489
Pre-opening costs	4,120	4,227	5,568
Other expenses/(income), net	10,378	10,157	(10,102)
Depreciation and amortization expense	125,894	110,261	101,608
Operating income	13,145	28,975	41,102
Interest expense, net	50,341	34,102	32,622
Interest expense – related party	—	—	10,387
Other non-operating expense, net	3,798	3,036	2,191
Loss before income taxes	(40,994)	(8,163)	(4,098)
Income tax (benefit)/expense	(4,347)	612	10,745
Net loss	(36,647)	(8,775)	(14,843)
Net income attributable to noncontrolling interest	1,278	6,847	9,663
Net loss attributable to Krispy Kreme, Inc.	$(37,925)	$(15,622)	$(24,506)
Net loss per share:
Common stock - Basic	$(0.23)	$(0.10)	$(0.18)
Common stock - Diluted	$(0.23)	$(0.10)	$(0.18)
Weighted average shares outstanding:
Basic	168,289	167,471	147,655
Diluted	168,289	167,471	147,655

	Quarter Ended
	December 31, 2023 (13 weeks)	January 1, 2023 (13 weeks)
	(unaudited)
Net revenues
Product sales	$441,399	$395,837
Royalties and other revenues	9,506	8,762
Total net revenues	450,905	404,599
Product and distribution costs	112,951	106,688
Operating expenses	200,636	184,027
Selling, general and administrative expense	74,508	62,932
Marketing expenses	13,771	10,197
Pre-opening costs	1,193	713
Other expenses, net	16,429	8,357
Depreciation and amortization expense	36,752	26,479
Operating (loss)/income	(5,335)	5,206
Interest expense, net	13,483	10,294
Other non-operating expense, net	767	953
Loss before income taxes	(19,585)	(6,041)
Income tax benefit	(21,468)	(5,056)
Net income/(loss)	1,883	(985)
Net (loss)/income attributable to noncontrolling interest	(727)	1,734
Net income/(loss) attributable to Krispy Kreme, Inc.	$2,610	$(2,719)
Net income/(loss) per share:
Common stock - Basic	$0.02	$(0.02)
Common stock - Diluted	$0.02	$(0.02)
Weighted average shares outstanding:
Basic	168,609	167,826
Diluted	170,678	167,826

Krispy Kreme, Inc.
Consolidated Balance Sheets
(in thousands, except per share data)

	As of
	December 31, 2023	January 1, 2023
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$38,185	$35,371
Restricted cash	429	359
Accounts receivable, net	59,362	51,089
Inventories	34,716	46,239
Taxes receivable	15,526	18,263
Prepaid expense and other current assets	25,363	26,953
Total current assets	173,581	178,274
Property and equipment, net	538,220	472,358
Goodwill	1,101,939	1,087,908
Other intangible assets, net	946,349	966,088
Operating lease right of use asset, net	456,964	417,381
Other assets	23,539	26,528
Total assets	$3,240,592	$3,148,537
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$54,631	$40,034
Current operating lease liabilities	50,365	43,160
Accounts payable	156,488	225,276
Accrued liabilities	134,005	104,424
Structured payables	130,104	103,575
Total current liabilities	525,593	516,469
Long-term debt, less current portion	836,615	739,052
Noncurrent operating lease liabilities	454,583	412,759
Deferred income taxes, net	123,925	143,124
Other long-term obligations and deferred credits	36,093	38,258
Total liabilities	1,976,809	1,849,662
Commitments and contingencies
Shareholders’ equity:
Common stock, $0.01 par value; 300,000 shares authorized as of both December 31, 2023 and January 1, 2023; 168,628 and 168,137 shares issued and outstanding as of December 31, 2023 and January 1, 2023, respectively	1,686	1,681
Additional paid-in capital	1,443,591	1,426,105
Shareholder note receivable	(3,850)	(4,813)
Accumulated other comprehensive income/(loss), net of income tax	7,246	(9,151)
Retained deficit	(278,990)	(217,490)
Total shareholders’ equity attributable to Krispy Kreme, Inc.	1,169,683	1,196,332
Noncontrolling interest	94,100	102,543
Total shareholders’ equity	1,263,783	1,298,875
Total liabilities and shareholders’ equity	$3,240,592	$3,148,537

Krispy Kreme, Inc.
Consolidated Statements of Cash Flows
(in thousands)

	Fiscal Years Ended
	December 31, 2023 (52 weeks)	January 1, 2023 (52 weeks)	January 2, 2022 (52 weeks)
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(36,647)	$(8,775)	$(14,843)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization expense	125,894	110,261	101,608
Deferred and other income taxes	(18,486)	(14,237)	(3,496)
Loss on extinguishment of debt	472	—	1,700
Impairment and lease termination charges	24,909	18,297	3,507
Loss on disposal of property and equipment	110	393	458
Gain on sale-leaseback	(9,646)	(6,549)	(8,673)
Share-based compensation	24,196	18,170	22,923
Change in accounts and notes receivable allowances	654	570	275
Inventory write-off	11,248	868	4,071
Settlement of interest rate swap derivatives	7,657	8,476	—
Amortization related to settlement of interest rate swap derivatives	(10,289)	—	—
Other	2,155	2,232	594
Change in operating assets and liabilities, excluding business acquisitions and foreign currency translation adjustments:
Accounts, notes, and taxes receivable	(3,523)	(9,485)	(3,817)
Inventories	780	(12,515)	(301)
Other current and noncurrent assets	(2,395)	(1,691)	(316)
Operating lease assets and liabilities	5,111	(793)	7,787
Accounts payable and accrued liabilities	(74,471)	32,015	30,240
Other long-term obligations and deferred credits	(2,185)	2,581	(493)
Net cash provided by operating activities	45,544	139,818	141,224
CASH FLOWS USED FOR INVESTING ACTIVITIES:
Purchase of property and equipment	(121,427)	(111,717)	(119,497)
Proceeds from disposals of assets	218	1,077	218
Proceeds from sale-leaseback	10,025	8,401	11,091
Acquisition of shops and franchise rights from franchisees, net of cash acquired	—	(17,330)	(46,330)
Purchase of equity method investment	(1,424)	(989)	—
Principal payments received from loans to franchisees	20	59	92
Disbursement for loan receivable	—	(975)	—
Maturities of held-to-maturity debt securities	—	—	1,019
Net cash used for investing activities	(112,588)	(121,474)	(153,407)
CASH FLOWS FROM/(USED FOR) FINANCING ACTIVITIES:
Proceeds from the issuance of debt	1,175,698	149,000	695,000
Repayment of long-term debt and lease obligations	(1,084,390)	(101,181)	(1,147,049)
Payment of financing costs	(5,175)	—	(1,700)
Proceeds from structured payables	241,148	282,023	266,851
Payments on structured payables	(214,574)	(294,457)	(287,625)
Payment of contingent consideration related to a business combination	(925)	(900)	—
Capital contribution from shareholders, net of loans issued	764	(288)	120,532
Proceeds from IPO, net of underwriting discounts (excluding unpaid issuance costs)	—	—	527,329
Payments of issuance costs in connection with IPO	—	(12,458)	—
Proceeds from sale of noncontrolling interest in subsidiary	292	593	53,404
Distribution to shareholders	(23,558)	(23,430)	(48,187)
Payments for repurchase and retirement of common stock	(1,880)	(4,019)	(139,103)
Distribution to noncontrolling interest	(15,538)	(11,721)	(23,356)
Net cash provided by/(used for) financing activities	71,862	(16,838)	16,096
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1,934)	(4,968)	(2,204)
Net increase/(decrease) in cash, cash equivalents and restricted cash	2,884	(3,462)	1,709
Cash, cash equivalents and restricted cash at beginning of the fiscal year	35,730	39,192	37,483
Cash, cash equivalents and restricted cash at end of the fiscal year	$38,614	$35,730	$39,192

Net cash provided by operating activities	$45,544	$139,818	$141,224
Less: Purchase of property and equipment	(121,427)	(111,717)	(119,497)
Free cash flow	$(75,883)	$28,101	$21,727

Krispy Kreme, Inc.
Reconciliation of Non-GAAP Financial Measures
(unaudited and in thousands, except per share amounts)
We define “Adjusted EBITDA” as earnings before interest expense, net, income tax expense, and depreciation and amortization, with further adjustments for share-based compensation, certain strategic initiatives, acquisition and integration expenses, and other certain non-recurring, infrequent or non-core income and expense items. Adjusted EBITDA is a principal metric that management uses to monitor and evaluate operating performance and provides a consistent benchmark for comparison across reporting periods.
We define “Adjusted Net Income, Diluted” as net loss attributable to common shareholders, adjusted for interest expense, share-based compensation, certain strategic initiatives, acquisition and integration expenses, amortization of acquisition-related intangibles, the tax impact of adjustments, and other certain non-recurring, infrequent or non-core income and expense items. “Adjusted EPS” is Adjusted Net Income, Diluted converted to a per share amount.
Adjusted EBITDA, Adjusted Net Income, Diluted, and Adjusted EPS have certain limitations, including adjustments for income and expense items that are required by GAAP. In evaluating these non-GAAP measures, you should be aware that in the future we will incur expenses that are the same as or similar to some of the adjustments in this presentation, such as share-based compensation. Our presentation of Adjusted EBITDA, Adjusted Net Income, Diluted, and Adjusted EPS should not be construed to imply that our future results will be unaffected by any such adjustments. Management compensates for these limitations by relying on our GAAP results in addition to using Adjusted EBITDA, Adjusted Net Income, Diluted, and Adjusted EPS supplementally.

	Quarter Ended		Fiscal Years Ended
(in thousands)	December 31, 2023	January 1, 2023	December 31, 2023	January 1, 2023
Net income/(loss)	$1,883	$(985)	$(36,647)	$(8,775)
Interest expense, net	13,483	10,294	50,341	34,102
Income tax (benefit)/expense	(21,468)	(5,056)	(4,347)	612
Depreciation and amortization expense	36,752	26,479	125,894	110,261
Share-based compensation	6,375	4,852	24,196	18,170
Employer payroll taxes related to share-based compensation	85	220	395	312
Other non-operating expense, net (1)	767	953	3,798	3,036
Strategic initiatives (2)	5,216	2,635	29,057	2,841
Acquisition and integration expenses (3)	32	944	511	2,333
New market penetration expenses (4)	367	828	1,380	1,511
Shop closure expenses (5)	16,979	11,606	17,335	19,465
Restructuring and severance expenses (6)	2,251	4,321	5,050	7,125
Gain on sale-leaseback	—	(2,238)	(9,646)	(6,549)
Other (7)	1,419	1,066	4,307	6,285
Adjusted EBITDA	$64,141	$55,919	$211,624	$190,729

	Quarter Ended		Fiscal Years Ended
(in thousands)	December 31, 2023	January 1, 2023	December 31, 2023	January 1, 2023
Segment Adjusted EBITDA:
U.S.	$42,101	$35,269	$130,979	$112,283
International	22,067	20,479	76,503	75,512
Market Development	16,924	13,979	62,995	50,621
Corporate	(16,951)	(13,808)	(58,853)	(47,687)
Total Adjusted EBITDA	$64,141	$55,919	$211,624	$190,729

	Quarter Ended		Fiscal Years Ended
(in thousands, except per share amounts)	December 31, 2023	January 1, 2023	December 31, 2023	January 1, 2023
Net income/(loss)	$1,883	$(985)	$(36,647)	$(8,775)
Share-based compensation	6,375	4,852	24,196	18,170
Employer payroll taxes related to share-based compensation	85	220	395	312
Other non-operating expense, net (1)	767	953	3,798	3,036
Strategic initiatives (2)	5,216	2,635	29,057	2,841
Acquisition and integration expenses (3)	32	944	511	2,333
New market penetration expenses (4)	367	828	1,380	1,511
Shop closure expenses (5)	16,979	11,606	17,335	19,715
Restructuring and severance expenses (6)	2,251	4,321	5,050	7,125
Gain on sale-leaseback	—	(2,238)	(9,646)	(6,549)
Other (7)	1,419	1,066	4,307	6,285
Amortization of acquisition related intangibles (8)	7,346	7,149	29,373	28,456
Loss on extinguishment of 2019 Facility (9)	—	—	472	—
Tax impact of adjustments (10)	(29,303)	(8,720)	(20,729)	(14,609)
Tax specific adjustments (11)	979	(2,248)	(1,364)	(2,876)
Net income attributable to noncontrolling interest	727	(1,734)	(1,278)	(6,847)
Adjustment to adjusted net income attributable to common shareholders	—	—	—	(374)
Adjusted net income attributable to common shareholders - Basic	$15,123	$18,649	$46,210	$49,754
Additional income attributed to noncontrolling interest due to subsidiary potential common shares	(13)	(37)	(28)	(143)
Adjusted net income attributable to common shareholders - Diluted	$15,110	$18,612	$46,182	$49,611
Basic weighted average common shares outstanding	168,609	167,826	168,289	167,471
Dilutive effect of outstanding common stock options, RSUs, and PSUs	2,069	2,000	2,204	2,005
Diluted weighted average common shares outstanding	170,678	169,826	170,493	169,476
Adjusted net income per share attributable to common shareholders:
Basic	$0.09	$0.11	$0.27	$0.30
Diluted	$0.09	$0.11	$0.27	$0.29
(1)Primarily foreign translation gains and losses in each period.
(2)Fiscal 2023 consists primarily of costs associated with global transformation and U.S. initiatives such as the decision to exit the Branded Sweet Treats business, including property, plant and equipment impairments, inventory write-offs, employee severance, and other related costs (approximately $17.9 million of the total). Fiscal 2022 consists mainly of equipment disposals, equipment relocation and installation, consulting and advisory fees, and other costs associated with our shift of Branded Sweet Treats manufacturing capability from Burlington, Iowa to Winston-Salem, North Carolina.
(3)Consists of acquisition and integration-related costs in connection with the Company’s business and franchise acquisitions, including legal, due diligence, and advisory fees incurred in connection with acquisition and integration-related activities for the applicable period.
(4)Consists of start-up costs associated with entry into new countries for which the Company’s brands have not previously operated, including the Insomnia Cookies brand entering Canada and the U.K.
(5)Fiscal 2023 includes lease termination costs, impairment charges, and loss on disposal of property, plant and equipment, primarily associated with strategic shop exits, primarily in the U.S. (approximately $16.0 million of the total). Fiscal 2022 includes lease termination costs, impairment charges, and loss on disposal of property, plant and equipment, primarily associated with strategic shop exits. Fiscal 2022 expenses are also inclusive of accelerated depreciation related to replacing a point of sale system.
(6)Fiscal 2023 and fiscal 2022 consist primarily of costs associated with restructuring of the global executive team.

(7)Fiscal 2023, fiscal 2022, and fiscal 2021 consist primarily of legal and other regulatory expenses incurred outside the ordinary course of business, including the net settlement of approximately $3.3 million negotiated with TSW Foods, LLC in fiscal 2022.
(8)Consists of amortization related to acquired intangible assets as reflected within depreciation and amortization in the Consolidated Statements of Operations.
(9)Includes interest expenses related to unamortized debt issuance costs from the 2019 Facility associated with extinguished lenders as a result of the March 2023 debt refinancing.
(10)Tax impact of adjustments calculated applying the applicable statutory rates. The Company’s adjusted effective tax rate is 27.2%, 24.1%, and 22.4% for each of the fiscal years 2023, 2022, and 2021, respectively. Fiscal 2023 also includes the impact of disallowed executive compensation expense. Fiscal 2022 includes the impact of disallowed executive compensation expense and a discrete tax benefit related to a legal accrual.
(11)Fiscal 2023 consists of the recognition of a previously unrecognized tax benefit unrelated to ongoing operations, the effect of tax law changes on existing temporary differences, and a discrete tax benefit unrelated to ongoing operations. Fiscal 2022 consists of the recognition of previously unrecognized tax benefits unrelated to ongoing operations, as well as benefits attributable to multiple tax years due to lapse of the statute of limitations. Fiscal 2022 also includes the effect of discrete adjustments to the Company’s deferred tax liabilities that are unrelated to the Company’s ongoing operations.

Krispy Kreme, Inc.
Segment Reporting
(unaudited and in thousands, except percentages or otherwise stated)

	Quarter Ended
	December 31, 2023	January 1, 2023	January 2, 2022
Net revenues:
U.S.	$296,006	$270,836	$243,934
International	107,051	92,928	89,990
Market Development	47,848	40,835	36,673
Total net revenues	$450,905	$404,599	$370,597

Q4 2023 Organic Revenue - QTD (in thousands, except percentages)	U.S.	International	Market Development	Total Company
Total net revenues Q4 2023 (13 weeks)	$296,006	$107,051	$47,848	$450,905
Total net revenues Q4 2022 (13 weeks)	270,836	92,928	40,835	404,599
Total Net Revenue Growth	25,170	14,123	7,013	46,306
Total Net Revenue Growth %	9.3%	15.2%	17.2%	11.4%
Less: Impact of shop optimization program closures	(1,754)	—	—	(1,754)
Less: Impact of Branded Sweet Treats exit	(8,841)	—	—	(8,841)
Adjusted net revenues Q4 2022	260,241	92,928	40,835	394,004
Adjusted Net Revenue Growth	35,765	14,123	7,013	56,901
Impact of foreign currency translation	—	(5,758)	837	(4,921)
Organic Revenue Growth	$35,765	$8,365	$7,850	$51,980
Organic Revenue Growth %	13.7%	9.0%	19.2%	13.2%

Q4 2022 Organic Revenue - QTD (in thousands, except percentages)	U.S.	International	Market Development	Total Company
Total net revenues Q4 2022 (13 weeks)	$270,836	$92,928	$40,835	$404,599
Total net revenues Q4 2021 (13 weeks)	243,934	89,990	36,673	370,597
Total Net Revenue Growth	26,902	2,938	4,162	34,002
Total Net Revenue Growth %	11.0%	3.3%	11.3%	9.2%
Less: Impact of shop optimization program closures	(1,374)	—	—	(1,374)
Adjusted net revenues Q4 2021	242,560	89,990	36,673	369,223
Adjusted Net Revenue Growth	28,276	2,938	4,162	35,376
Impact of acquisitions	(2,652)	—	769	(1,883)
Impact of foreign currency translation	—	7,211	5,520	12,731
Organic Revenue Growth	$25,624	$10,149	$10,451	$46,224
Organic Revenue Growth %	10.6%	11.3%	28.5%	12.5%

	Fiscal Years Ended
	December 31, 2023	January 1, 2023	January 2, 2022
Net revenues:
U.S.	$1,104,944	$1,010,250	$923,129
International	401,801	365,916	332,995
Market Development	179,359	153,732	128,267
Total net revenues	$1,686,104	$1,529,898	$1,384,391

Full Year 2023 Organic Revenue - YTD (in thousands, except percentages)	U.S.	International	Market Development	Total Company
Total net revenues in fiscal 2023 (52 weeks)	$1,104,944	$401,801	$179,359	$1,686,104
Total net revenues in fiscal 2022 (52 weeks)	1,010,250	365,916	153,732	1,529,898
Total Net Revenue Growth	94,694	35,885	25,627	156,206
Total Net Revenue Growth %	9.4%	9.8%	16.7%	10.2%
Less: Impact of shop optimization program closures	(11,367)	—	—	(11,367)
Less: Impact of Branded Sweet Treats exit	(24,577)	—	—	(24,577)
Adjusted net revenues in fiscal 2022	974,306	365,916	153,732	1,493,954
Adjusted Net Revenue Growth	130,638	35,885	25,627	192,150
Impact of acquisitions	(7,678)	—	2,227	(5,451)
Impact of foreign currency translation	—	(10,351)	5,312	(5,039)
Organic Revenue Growth	$122,960	$25,534	$33,166	$181,660
Organic Revenue Growth %	12.6%	7.0%	21.6%	12.2%

Full Year 2022 Organic Revenue - YTD (in thousands, except percentages)	U.S.	International	Market Development	Total Company
Total net revenues in fiscal 2022 (52 weeks)	$1,010,250	$365,916	$153,732	$1,529,898
Total net revenues in fiscal 2021 (52 weeks)	923,129	332,995	128,267	1,384,391
Total Net Revenue Growth	87,121	32,921	25,465	145,507
Total Net Revenue Growth %	9.4%	9.9%	19.9%	10.5%
Less: Impact of shop optimization program closures	(1,374)	—	—	(1,374)
Adjusted net revenues fiscal 2021	921,755	332,995	128,267	1,383,017
Adjusted Net Revenue Growth	88,495	32,921	25,465	146,881
Impact of acquisitions	(7,608)	—	(9,884)	(17,492)
Impact of foreign currency translation	—	26,052	11,290	37,342
Organic Revenue Growth	$80,887	$58,973	$26,871	$166,731
Organic Revenue Growth %	8.8%	17.7%	20.9%	12.1%

	Fiscal Years Ended
Sales per Hub (in thousands, unless otherwise stated)	December 31, 2023 (52 weeks)	January 1, 2023 (52 weeks)	January 2, 2022 (52 weeks)
U.S.:
Revenues	$1,104,944	$1,010,250	$923,129
Non-Fresh Revenues (1)	(9,416)	(38,380)	(37,311)
Fresh Revenues from Insomnia Cookies and Hubs without Spokes (2)	(399,061)	(404,430)	(414,899)
Sales from Hubs with Spokes	696,467	567,440	470,919
Sales per Hub (millions)	4.9	4.5	4.0

International:
Sales from Hubs with Spokes (3)	$401,801	$365,916	$332,995
Sales per Hub (millions) (4)	10.0	10.1	8.7
(1)Includes the exited Branded Sweet Treats business revenues.
(2)Includes Insomnia Cookies revenues and Fresh Revenues generated by Hubs without Spokes.
(3)Total International net revenues is equal to Fresh Revenues from Hubs with Spokes for that business segment.
(4)International sales per Hub comparative data has been restated in constant currency based on current exchange rates.

Krispy Kreme, Inc.
Global Points of Access

	Global Points of Access (1)
	Fiscal Years Ended
	December 31, 2023	January 1, 2023	January 2, 2022
	(unaudited)
U.S.: (2)
Hot Light Theater Shops	229	234	237
Fresh Shops	70	62	60
Cookie Bakeries	265	231	210
Carts, Food Trucks, and Other (3)	—	—	2
DFD Doors (5)	6,808	5,729	5,204
Total	7,372	6,256	5,713
International:
Hot Light Theater Shops	35	37	32
Fresh Shops	413	388	370
Carts, Food Trucks, and Other (3)	16	14	1
DFD Doors	3,693	3,032	2,488
Total	4,157	3,471	2,891
Market Development: (4)
Hot Light Theater Shops.	125	115	113
Fresh Shops	1,038	873	788
Cookie Bakeries	2	—	—
Carts, Food Trucks, and Other (3)	30	27	31
DFD Doors	1,423	1,095	891
Total	2,618	2,110	1,823
Total Global Points of Access (as defined)	14,147	11,837	10,427
Total Hot Light Theater Shops	389	386	382
Total Fresh Shops	1,521	1,323	1,218
Total Cookie Bakeries	267	231	210
Total Shops	2,177	1,940	1,810
Total Carts, Food Trucks, and Other	46	41	34
Total DFD Doors	11,924	9,856	8,583
Total Global Points of Access (as defined)	14,147	11,837	10,427
(1)Excludes the recently exited Branded Sweet Treats distribution points.
(2)Includes Points of Access that were acquired from franchisees in the U.S. These Points of Access were previously included in the Market Development segment prior to the respective acquisition dates.
(3)Carts and Food Trucks are non-producing, mobile (typically on wheels) facilities without walls or a door where product is received from a Hot Light Theater Shop or Doughnut Factory. Other includes a vending machine. Points of Access in this category are primarily found in international locations in airports, train stations, etc.
(4)Includes locations in Japan and Canada, which are Company-owned. All remaining Points of Access in the Market Development segment relate to our franchise business. As of December 31, 2023, there were five Hot Light Theater Shops, 61 Fresh Shops, and 241 DFD Doors operating in Japan and four Hot Light Theater Shops, nine Fresh Shops, and 43 DFD Doors operating in Canada. As of January 1, 2023, there were five Hot Light Theater Shops, 54 Fresh Shops, and 166 DFD Doors operating in Japan and four Hot Light Theater Shops, six Fresh Shops, and 12 DFD Doors operating in Canada.
(5)Includes over 160 McDonald’s test shops located in Louisville and Lexington, Kentucky and the surrounding area as of December 31, 2023.

Krispy Kreme, Inc.
Global Hubs

	Hubs
	Fiscal Years Ended
	December 31, 2023	January 1, 2023	January 2, 2022
	(unaudited)
U.S.:
Hot Light Theater Shops (1)	220	228	234
Doughnut Factories	4	4	4
Total	224	232	238
Hubs with Spokes	149	133	123
Hubs without Spokes	75	99	115
International:
Hot Light Theater Shops (1)	30	28	25
Doughnut Factories	11	11	11
Total	41	39	36
Hubs with Spokes	41	39	36
Market Development:
Hot Light Theater Shops (1)	118	110	110
Doughnut Factories	26	27	27
Total	144	137	137
Total Hubs	409	408	411
(1)Includes only Hot Light Theater Shops and excludes Mini Theaters. A Mini Theater is a Spoke location that produces some doughnuts for itself and also receives doughnuts from another producing location.

Krispy Kreme, Inc.
Net Debt and Leverage
(in thousands, except leverage ratio)

	As of
	December 31, 2023		January 1, 2023
	(unaudited)
Current portion of long-term debt	$54,631		$40,034
Long-term debt, less current portion	836,615		739,052
Total long-term debt, including debt issuance costs	891,246		779,086
Add back: Debt issuance costs	4,371		2,247
Total long-term debt, excluding debt issuance costs	895,617		781,333
Less: Cash and cash equivalents	(38,185)		(35,371)
Net debt	$857,432		$745,962
Adjusted EBITDA - trailing four quarters	211,624		190,729
Net leverage ratio	4.1	x	3.9	x